UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2019

Novelion Therapeutics Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	98-0455702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 5, 2019 (the “Effective Date”) Aegerion Pharmaceuticals, Inc. (the “Company”), a subsidiary of Novelion Therapeutics Inc. (“Novelion”), entered into a license agreement (the “License Agreement”) with Recordati Rare Diseases Inc. (“Recordati”) for the commercialization of JUXTAPID® (lomitapide) in Japan.  Under the terms of the License Agreement, and subject to the conditions set forth therein, the Company granted to Recordati an exclusive license in Japan, with the right to grant sub-licenses, to manufacture and commercialize the Company’s current JUXTAPID product that contains lomitapide as the sole active ingredient (the “Product”), for the current marketed indication for homozygous familial hypercholesterolemia (HoFH).  During the term of the License Agreement, Recordati also has an exclusive right of first negotiation to any new indications for the Product in Japan.

Pursuant to the terms of the License Agreement, and subject to the conditions set forth therein, Recordati is required to make the following payments to the Company: (i) $25 million as a one-time upfront payment on the Effective Date, (ii) $5 million as a one-time payment within 45 days following the date on which the Japan marketing authorization for the Product is successfully transferred to Recordati (the “Completion Date”), (iii) quarterly royalty payments, during the term of the License Agreement, equal to 22.5% of all net sales of the Product in Japan, and (iv) 20% of all other sublicense revenues received by Recordati or any of its affiliates.

In addition, pursuant to the terms of the License Agreement, the Company may receive from Recordati commercial milestone payments (up to a total of $80 million) for net sales in Japan, conditioned and based upon the achievement of certain net sales levels in Japan, the first $12.5 million installment of which becomes payable at the end of the first quarter in which cumulative net sales in Japan reach $70 million, and which are payable in increments thereafter at the end of each quarter in which cumulative net sales in Japan increase by $70 million (in increments of $12.5 million until cumulative net sales reach $280 million and then in increments of $5 million until cumulative net sales reach $700 million).

Pursuant to the terms of the Company’s bridge credit agreement (the “Bridge Loan”), dated November 8, 2018, with certain funds of Athyrium Capital Management, LP (“Athyrium”) and Highbridge Capital Management, LLC (“Highbridge” and together with Athyrium, the “Lenders”), $15 million of the upfront payment will be paid to the Company, and the remaining net cash proceeds will be paid to Novelion to repay a portion of the outstanding intercompany loan and to the Lenders to repay a portion of the outstanding Bridge Loan, on a 42% and 58% basis, respectively.  Further, under the Company’s current license agreement with the University of Pennsylvania (“UPenn”), UPenn is entitled to 15% of the $25 million upfront payment, as well as 15% of the marketing authorization transfer milestone and any subsequent sales milestone payments, received from Recordati.

The Company and Recordati have made customary representations and warranties and have agreed to certain other customary covenants, including confidentiality, limitation of liability and indemnity provisions.

The Company and Recordati have also entered into a customary supply agreement under which the Company will supply the Product to Recordati (or its affiliate) at cost plus an agreed upon markup for an initial term of two years with automatic renewal for successive two year terms, and a customary transitional services agreement under which the Company will continue to perform certain commercialization and administrative services on Recordati’s behalf until the Completion Date (during which time, in lieu of paying royalties and cost-plus supply and transitional services during this period, the Company will retain 40% of the net sales of Product in Japan and remit the remaining 60% of net sales to Recordati) and certain other customary transitional services (if so requested by Recordati) at mutually agreed hourly rates for a term not to exceed six months from the Completion Date.

The initial term of the License Agreement continues until the latest of: (i) expiration of the last valid claim of the licensed patents covering the Product in Japan, (ii) expiration of data or regulatory exclusivity in relation to the Product in Japan, or (c) ten years from the Completion Date.  Thereafter the term of the License Agreement will automatically renew for a single five-year term, and then thereafter for successive five-year terms unless either party provides written notice at least 18 months prior to the end of the then current renewal term.  Either party may terminate the License Agreement for cause if the other party materially breaches or defaults in the performance of its obligations, and, if curable, such material breach remains uncured for 90 days (15 days for non-payment).

The foregoing is only a summary of the material terms of the License Agreement and does not purport to be a complete description of the rights and obligations of the parties under such agreement.  The foregoing summary is qualified in its entirety by reference to the License Agreement, which Novelion expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

Item 7.01 Regulation FD.

A copy of the press release announcing the Company’s entry into the License Agreement is furnished with this report as Exhibit 99.1.

Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward Looking and Cautionary Statements

Certain statements in this report and in Exhibit 99.1 constitute “forward-looking statements” within the meaning of applicable laws and regulations and constitute “forward-looking information” within the meaning of applicable securities laws.  Any statements contained herein which do not describe historical facts, including statements regarding expectations for the License Agreement, beliefs about the growth opportunity and market for JUXTAPID in Japan, expectations for the reduction of operating expense, expectations about the partnering relationship between Recordati and the Company, Novelion’s business and goals, including of developing and bringing therapies to market, completing a comprehensive capital restructuring and creating a sustainable, cash-generating business, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, that Novelion will not realize the benefits of the licensing transaction, that the Company will be unable to successfully provide the transition, supply and other obligations under the licensing documents, that the market opportunity in Japan will not meet expectations, that Recordati will not be successful in commercializing JUXTAPID in Japan, that Recordati will not generate sufficient sales in Japan to trigger any milestone payments, that the transfer of marketing authorization and other requirements and covenants under the License Agreement and related documents will take longer or will utilize more resources than expected to satisfy, or will not be able to be satisfied, Novelion and Aegerion may not be successful in improving liquidity or reducing operating expenses, the potential that Aegerion will not be able to undertake a comprehensive capital restructuring, or that such efforts will be successful in creating a sustainable, cash-generating business, as well as those risks identified in Novelion’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Novelion’s Annual Report on Form 10-K filed on March 16, 2018, and subsequent filings with the SEC, including Novelion’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018, available on the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect Novelion’s results of operations and cash flows, which would, in turn, have a significant and adverse impact on Novelion’s stock price. Novelion cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, Novelion undertakes no obligation to update or revise the information contained in this report or Exhibit 99.1, whether as a result of new information, future events or circumstances or otherwise.

As previously announced, the Company has engaged Moelis & Company LLC and AlixPartners, both of whom advised on the November 2018 capital raise, to continue the comprehensive review of the Company’s capital structure. Novelion and the Company have also engaged Evercore and Moelis & Company, respectively, to explore and advise the companies on all available financial and strategic options, such as a restructuring of the Company’s outstanding convertible notes (including a restructuring that would likely involve a debt for equity swap), a possible sale or merger of Novelion or the Company, or the sale or other disposition of certain businesses or assets.  Investors are cautioned that effecting such a refinancing, restructuring, or other wholesale recapitalization or other strategic alternative (and some of these alternatives could potentially lead Novelion and/or the Company to seek certain protections afforded under law, including the bankruptcy laws of the United States and Canada) will be critical for Novelion to continue to execute on its commercial strategy and pursue its goals and objectives, and Novelion may not be successful in doing so.  Investors are also cautioned that the interests of the Company may not always be aligned with those of Novelion or its shareholders.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 6, 2019 (furnished).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	Interim Chief Executive Officer

Date:  February 6, 2019